Exhibit 99.1

Contact:	Rodney Schutt Chief Executive Officer 818.880.6700

UFOR IMMEDIATE RELEASE:

ASPYRA ANNOUNCES VOLUNTARY DELISTING OF ITS COMMON STOCK FROM NYSE AMEX

WESTLAKE VILLAGE, CALIF., October 27, 2009 -  Aspyra, Inc. (AMEX: APY) today announced that is has given notice to NYSE Amex (the “Exchange”) of its decision to voluntarily delist its common stock from the Exchange and deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company’s board of directors has elected to take this action for the following reasons:

•	The nature and limited extent of the trading in the common stock, as well as the market value that the public markets are currently applying to the common stock.

•	The direct and indirect costs associated with the preparation and filing of the Company’s periodic reports with the SEC.

•
The fact that many other typical advantages of being a public company, including enhanced access to capital and the ability to use equity securities to acquire other businesses, are not currently sufficiently available to the Company to an extent that would justify such costs.

In addition to the significant time and cost savings resulting from the voluntary termination of the registration of the Company’s common stock under the Exchange Act, the Company’s board of directors believes that this action will allow the Company’s management to focus its attention and resources on building longer-term enterprise value.

The Company has not made any arrangements to have its common stock listed on any other exchange or quoted in any other quotation medium.

As previously disclosed, on September 24, 2009, the Company received notice from the Exchange that the Company does not meet one of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE Amex LLC Company Guide (the “Company Guide”). The notice received from the Exchange stated that the Company is not in compliance with Section 1003(a)(iv) of the Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by October 26, 2009, addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by March 24, 2010. Because the Company intends to deregister under the Exchange Act, the Company does not intend to submit such a plan to the Exchange.

The Company intends to file a notification of removal from listing on the Exchange on Form 25 with the Securities and Exchange Commission (the “SEC”) on or about November 6, 2009. The withdrawal of the Company’s common stock from listing on the Exchange will be effective 10 days after the filing of the Form 25. Following the effectiveness of the delisting, and the completion of a 101-to-1 reverse stock split, the Company intends to terminate the registration of its common stock under the Exchange Act in accordance with SEC rules.

About Aspyra
Aspyra is a global provider of Health Care Information Technology (HCIT) solutions and services to the healthcare industry. The Company specializes in Clinical Information Systems (CIS), Picture Archive Communication Systems (PACS) for hospitals, multi-specialty clinics, clinical laboratories, imaging departments and centers and orthopedic environments. Aspyra's highly scalable systems can be installed standalone or integrated to provide a single-vendor, enterprise-wide solution. For more information on Aspyra, visit www.aspyra.com.

USafe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Aspyra’s markets and the demand for its products. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement.  Such statements are based upon, among other things, assumptions made by, and information currently available to, management as of today the date of this press release, including management's own knowledge and assessment of the Company’s industry and competition.  Factors that could cause Aspyra’s actual results to differ materially from these forward-looking statements include among others: the competitive environment; unexpected technical and marketing difficulties inherent in major product development efforts; the potential need for changes in our long-term strategy in response to future developments; future advances in clinical information technology and procedures, as well as potential changes in government regulations and healthcare policies; and rapid technological change in the microelectronics and software industries.  The Company refers interested persons to its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other SEC filings for a description of additional uncertainties and factors, which may affect forward-looking statements.  The Company assumes no duty to update its forward-looking statements.